                                  EXHIBIT 21.01
                              SUBSIDIARIES OF GREY
                              (as of March 1, 1997)

           Name                                          Jurisdiction of Organization
           ----                                          ----------------------------
           Alonso y Asociados S.A.                                  Mexico
           AS Grey Oy                                               Finland
           CR & Grey Advertising Pty. Ltd.                          Singapore
           CSS & Grey                                               Cyprus
           Cenajans Grey Reklamcilik A.S.                           Turkey
           Creative Collaboration Grey S.A.                         Switzerland
           Crescendo Productions Inc.                               New York
           Dorland & Grey S.A.                                      Belgium
           Dorland & Grey S.A.                                      France
           Esfera Grey, S.A.                                        Columbia
           Fischer-Grey, C.A.                                       Venezuela
           FOVA Inc.                                                Delaware
           G2 Advertising Inc.                                      California
           GCG Norge A/S                                            Norway
           GCG Scandinavia A/S                                      Denmark
           GCI Group Inc.                                           New York
           GEM F&C Inc.                                             California
           Great Productions Inc.                                   Delaware
           Great Spot Films Ltd.                                    Delaware
           Grey Advertising (Hong Kong) Ltd.                        Hong Kong
           Grey Advertising (NSW) Pty. Ltd.                         Australia
           Grey Advertising (New Zealand) Ltd.                      New Zealand
           Grey Advertising de Venezuela, C.A.                      Venezuela
           Grey Advertising (Victoria) Pty. Ltd.                    Australia

           Name                                          Jurisdiction of Organization
           ----                                          ----------------------------
           Grey Advertising Inc.                                    Maryland
           Grey Advertising Ltd.                                    Canada
           Grey Argentina S.A.                                      Argentina
           Grey Athens Advertising S.A.                             Greece
           Grey Australia Pty. Ltd.                                 Australia
           Grey Austria GmbH                                        Austria
           Grey Chile S.A.                                          Chile
           Grey Communications Group A/S                            Denmark
           Grey Communications Group B.V.                           The Netherlands
           Grey Communications Group Ltd.                           United Kingdom
           Grey-Daiko Advertising, Inc.                             Japan
           Grey Denmark A/S                                         Denmark
           Grey Diciembre S.A.                                      Uruguay
           Grey Direct Inc.                                         Delaware
           Grey Direct International GmbH                           Germany
           Grey Directory Marketing Inc.                            Delaware
           Grey Dusseldorf GmbH  Co. Kommanditgesellschaft          Germany
           Grey Entertainment Inc.                                  New York
           Grey Espana S.A.                                         Spain
           Grey GmbH                                                Germany
           Grey Holding S.A.                                        Belgium
           Grey Holdings A.B.                                       Sweden
           Grey Holding GmbH                                        Germany
           Grey Holdings Pty. Ltd.                                  South Africa

           Name                                          Jurisdiction of Organization
           ----                                          ----------------------------
           Grey IFC Inc.                                            Delaware
           Grey India Inc.                                          Delaware
           Grey Advertising (Malaysia) Sdn. Bhd.                    Malaysia
           Grey Media Connections Inc.                              New York
           Grey Mexico, S.A. de C.V.                                Mexico
           Grey Peru S.A.                                           Peru
           Grey Strategic Marketing Inc.                            Delaware
           Grey Thailand Co. Ltd.                                   Thailand
           Greycom S.A.R.L.                                         France
           Grey Healthcare Group Inc.                               Delaware
           Hwa Wei & Grey Advertising Co. Ltd.                      Taiwan
           Indigo Entertainment Inc.                                Delaware
           Local Marketing Corporation                              Ohio
           Mediacom Inc.                                            Delaware
           Milano e Grey S.p.A.                                     Italy
           National Research Foundation for
              Business Statistics, Inc.                             New York
           Principal Communications Inc.                            Delaware
           Preferred Professionals Inc.                             New York
           Rigel Ltd.                                               Cayman Islands
           SEK & Grey Ltd.                                          Finland
           The Tape Center Inc.                                     Delaware
           Group Trace, S.A.                                        Spain

           Name                                          Jurisdiction of Organization
           ----                                          ----------------------------
           Triple Seven Concepts Inc.                               Delaware
           Visual Communications Group Inc.                         New York
           Walther, Gesess, Grey AG                                 Switzerland
           West Indies & Grey Advertising Inc.                      Puerto Rico
           Z&G Grey Comunicacao Ltda.                               Brazil